EXHIBIT 10.17 RELEASE AGREEMENT BETWEEN HARRISON DIGICOM AND SIERRA NEVADA ADVISORS, INC.

                      SIERRA/FREELAND RELEASE AGREEMENT

     THIS RELEASE AGREEMENT, made as of July 29, 1999 between SIERRA NEVADA ADVISORS, INC, JOHN FREELAND, et al ("Releasor") and HARRISON DIGICOM, INC. ("Releasee").
     IT IS AGREED AS FOLLOWS:

     1. Releasor, in consideration of the transfer of 4,000,000 shares of restricted (Rule 144 stock of Releasee) delivery of which is acknowledged to be in process, does hereby and for its agents, representatives, shareholders, officers, directors, successors and assigns release, acquit and forever discharge Releasee, and its agents, representatives, shareholders, officers, directors, successors and assigns from any and all claims, actions, causes of action, demands, rights, damages, or costs, which Releasor now has or which may hereafter accrue on account of or in any way growing out of any transactions or relationships between Releasor and Releasee. This agreement is intended by the Releasor to give a full and complete release of any and all claims whatsoever that Releasor has or may have jointly or severally. Releasee in turn discharges Releasor from any claims it may have against Releasor. The release does not cover Mai Linh aka James Davis, or Sonny Luu.

     2. Releasor by executing this Release does so in full settlement of any and all claims whatsoever against Releasee and intends and does hereby release Releasee of and from any and all liabilities of any and every nature whatsoever in tort, contract, at law, in equity or otherwise (specifically including but not limited to all costs, expenses and attorneys' fees to which Releasor may have been put for claims accruing prior to the date hereof) as well as for all consequences, effects and results of such claims whether the same are now known or unknown to each of said parties, expected or unexpected or have already appeared or developed or may in the future appear or develop and Releasor does hereby expressly waive all rights under Section 1542 of the California Civil Code which states as follow:
1542. Certain claims not affect by general release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."
     The parties hereto acknowledge that they may hereafter discover facts different from or in addition to those they now know or believe to be true with respect to the claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action herein released, and agree that this instrument shall be and remain effective in all respects notwithstanding such different or additional facts.

     3. Releasor acknowledges that no representations of any kind or character have been made to it by Releasee, or by the agent, representatives or attorneys of Releasee, in order to induce the execution of this Release Agreement and that they have been represented by counsel in this matter.
     4. Releasor agrees to indemnify and hold Releasee harmless against any claims that may by made by shareholders, owners, affiliates, transferee parties or any other persons or entities associated with Releasor against Releasee, including but not limited to, Malin Freeland, Atlantis, Aggressive Growth, Limited, Winthrope, Inc., International Fund Management, 21st Century Partners LP, The Timba Hedge Fund LP, Central Park Fine Arts, Inc, Nevada Land Development, International Rarities' and Investments, Crazy Johns International, Charles Bacos, AAM Direct Marketing Corp., Haldane Limited and any of the shareholders are successor shareholders of T2 Logic Corporation. Releasee will issue instructions to its transfer agent that Sierra Nevada Advisors, Inc. has the right to break up its certificate and reissue to other affiliates and parties. Counsel to Releasee will issue a legal opinion that the restrictions on the transferred shares will end one year from date of issuance.

     5. Each party acknowledges that it has had the opportunity to be represented by counsel of its own choice.

    6. This instrument shall be binding upon the Releasor, its officers, directors, shareholders, successors, heirs, representatives and assigns and shall inure to the benefit of Releasee and its officers, directors, shareholders, successors, heirs, representatives and assigns.
     7. It is acknowledged and agreed that this settlement is the compromise of any claims Releasee or its shareholders may have against Releasor and that the consideration made is not to be construed as an admission of liability on the part of Releasee.

     8. This settlement is made and shall be construed by the laws of the State of California.

     9. This settlement may be signed in counterparts and a facsimile signature shall be the same as an original signature.

     IN WITNESS WHEREOF, this Release is executed on the date and year first above written.

RELEASOR:  SIERRA  NEVADA ADVISORS, INC.
           5505 East Carson Street
           Suite 341
           Lakewood, CA 90713
           /S/ JOHN FREELAND
           JOHN FREELAND


RELEASEE:  Harrison Digicom, Inc.
           5836 South Pecos Road
           Las Vegas, NV 89120
           /S/JOHN BUSH
           John Bush, President